SUB-ITEM 77H

        As of 1/31/2011, the following entity now owns more than 25% of MFS Asia Pacific ex-Japan Funds voting securities:

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        PERSON/ENTITY
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        Massachusetts Financial Services Company
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        FUND             PERCENTAGE
        --------------   --------------------------
        AJX              71.77%
        --------------   --------------------------
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        As of 1/31/2011, the following entity now owns more than 25% of
        MFS European Equity Funds voting securities:

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        PERSON/ENTITY
        -------------------------------------------
        Massachusetts Financial Services Company
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        FUND             PERCENTAGE
        --------------   --------------------------
        EEQ              92.58%
        --------------   --------------------------
	-------------------------------------------


        As of 1/31/2011, the following entity now owns more than 25% of MFS Latin American Equity Funds voting securities:

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        PERSON/ENTITY
        -------------------------------------------
        Massachusetts Financial Services Company
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        -------------------------------------------
        FUND             PERCENTAGE
        --------------   --------------------------
        LEQ              42.69%
        --------------   --------------------------
	-------------------------------------------